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                                                                    Exhibit 10.1

LYONDELL PETROCHEMICAL COMPANY

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ANNUAL INCENTIVE PLAN


Effective January 1, 1993
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                       LYONDELL PETROCHEMICAL COMPANY
                            ANNUAL INCENTIVE PLAN


To record the adoption of the Lyondell Petrochemical Annual Incentive Plan, as amended and restated effective January 1, 1993, the undersigned, being duly authorized to act on behalf of Lyondell Petrochemical Company, has executed this plan document at Houston, Texas on the 14th day of February 1994.



ATTEST:                           LYONDELL PETROCHEMICAL COMPANY



By:  Gerald A. O'Brien            By:     Richard W. Park
   --------------------               --------------------------
    (Gerald A. O'Brien)                  (Richard W. Park)
                                          Vice President
                                          Human Resources
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                       LYONDELL PETROCHEMICAL COMPANY

                            ANNUAL INCENTIVE PLAN

                              TABLE OF CONTENTS
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                                                          Page
Section 1.     Purpose of Plan..........................    1

Section 2.     Definitions..............................    1

Section 3.     Eligibility and Participation............    2

Section 4.     Determination of Award Fund..............    3

Section 5.     Allocation and Granting of Awards........    3

Section 6.     Administration...........................    4

Section 7.     Non-Assignability and Forfeiture.........    4

Section 8.     Amendment, Suspension or Termination.....    5

Section 9.     Communication............................    5

Section 10.    Miscellaneous Provisions.................    5

Section 11.    Effective Date...........................    6




                                      (i)
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                         LYONDELL PETROCHEMICAL COMPANY
                              ANNUAL INCENTIVE PLAN

                As amended and restated effective January 1, 1993


SECTION 1.  PURPOSE

The Plan's purpose is (i) to provide competitive annual cash awards to executives and other key employees who make substantial contributions to the achievement of Company performance goals and (ii) to assist the Company in attracting, motivating and retaining management employees of high caliber and potential.


SECTION 2.   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Award" - an annual award to a Participant pursuant to Section 5 of
     -----
    the Plan.

(b) "Award Fund" - the amount of money available for Awards under the
     ----------
    Plan for a Plan Year pursuant to Section 4.

(c) "Board" - the Board of Directors of Lyondell Petrochemical Company.
     -----

(d) "Chief Executive Officer" - the Chief Executive Officer of the
     -----------------------
    Company.

(e) "Committee" - the Compensation Committee of the Board.
     ---------

(f) "Company" - the Lyondell Petrochemical Company.
     -------

(g) "Financial Comparison Corporations" - a group of corporations
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    (including, but not limited to, corporations in the petrochemical industry)
    selected by the Committee which, in its opinion, are suitable for comparing business and financial performance. The comparisons are used to determine the Plan Year individual Awards pursuant to Section 5.

(h) "Employee" - an employee of the Company or a Subsidiary.
     --------

(i) "Financial Performance" - performance of the Company against
     ---------------------
    measurements or criteria determined by the Committee, in its sole discretion, for a specific Plan Year. These measurements shall include, but are not limited to, cash flow, earnings, return on capital employed and return on shareholder's equity.

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(j) "Officer" - an Employee holding a title of Secretary, Vice
     -------
    President, Senior Vice President, Executive Vice President, Chief Financial Officer, Chief Legal Officer, Chief Operating Officer, President or Chief Executive Officer of the Company.

(k) "Participant" - an Employee who is eligible for an Award for the
     -----------
    Plan Year.

(l) "Plan" - the Lyondell Petrochemical Company Annual Incentive Plan as
     ----
    set forth herein and as amended from time to time.

(m) "Plan Year" - the calendar year ending December 31.
     ---------

(n) "Subsidiary" - any corporation, limited liability company,
     ----------
    partnership or joint venture in which a majority of the voting stock or rights, or the profits or capital interests, is owned directly or indirectly by the Company, except LYONDELL-CITGO Refining Company Ltd.

(o) "Survey Comparison Corporations" a group of corporations (including,
     ------------------------------
    but not limited to, corporations in the petrochemical industry) selected by the Committee which, in its opinion, are suitable for comparing compensation packages. The comparisons are used to determine the Plan Year individual Awards pursuant to Section 5.

(p) "Total Disability" - the total disability of an Employee as
     ----------------
    determined by the Committee. The Committee in making its determination, may rely upon the determination of the Employee's total or permanent disability under any Company maintained long-term disability benefit plan in which the employee participates.


SECTION 3.  ELIGIBILITY FOR PARTICIPATION

(a) Any Employee who has served as a director, officer, or in another key position, at any time during a Plan Year is a Participant and eligible for selection by the Committee to receive an Award for that Plan Year; provided, however, that no member of the Committee may be selected to receive an Award. In addition, Awards may be made (i) to Employees in classifications that the Chief Executive Officer, upon the recommendation of the Vice President, Human Resources, approves for participation in the Plan and (ii) to Employees, other than Employees who regularly participate in the Plan, who the Chief Executive Officer determines have made substantial and significant contributions to the Company for a Plan year.

(b) Awards for Participants who have been eligible for more than six months, but less than the full Plan year, may be pro-rated by full months as determined by the Committee or the Chief Executive Officer, as appropriate.

(c) The Committee may make a pro-rated Award to a Participant (or his/her beneficiary or estate) who has terminated service with the Company prior to the end of Plan Year if the Committee determines that the Participant made an outstanding contribution to the Company during the Plan Year.

(d) All questions regarding eligibility shall be resolved by the Committee.


SECTION 4.   DETERMINATION OF AWARD FUND

(a) The target Award Fund for a Plan Year for Officers will be established by the Committee based on the cumulative Survey Comparison Corporations 60th percentile of bonus awards for the Plan participants.

(b) The actual Award Fund for a Plan Year for Officers may range from 0 to 200 percent of the target Award Fund based on Company and individual performance.

(c) The Award Fund for a Plan Year for all Participants other than Officers shall be the total amount of the Awards approved by the Chief Executive Officer pursuant to Section 5(c).


SECTION 5.   ALLOCATION AND GRANTING OF AWARDS

(a) Generally, the amount of Awards to Participants shall be designed to ensure that the Participants total cash compensation shall be targeted at the 60th percentile. In no event, however, shall the total of Awards granted in a Plan Year to Officers exceed the actual Award Fund as determined in accordance to Section 4(b).

(b) The Chairman of the Board shall submit to the Committee a recommended Award for the Chief Executive Officer for review and final approval before the proposed Award is communicated. The Chief Executive Officer, in consultation with the Vice President, Human Resources, shall make Award recommendations for Participants who are Officers of the Company. These recommended Awards shall be submitted to the Committee for review and final approval before the proposed Award is communicated.

(c) Awards for Participants, other than the Chief Executive Officer and the other Officers of the Company, shall be established and approved by the Chief Executive Officer after review of the proposed Awards by the Vice President, Human Resources.

(d) The Vice President, Human Resources, shall present the Survey Comparison Corporation information to the Committee to confirm that Awards made to Officers conform with the Plan's terms and conditions.

(e) Following the close of the Plan Year, individual Awards, if any, shall be paid to selected Participants.

(f) All Awards shall be paid as a single cash payment, less any required withholding or deduction (see Section 10), in the year in which the Award is granted except for amounts that a participant in the Lyondell Petrochemical Company Executive Deferral Plan has elected to defer pursuant to the terms of such plan.


SECTION 6.   ADMINISTRATION

(a) The Committee has the full power and authority to construe, interpret and administer the Plan and to make rules and regulations in accordance with Plan provisions. All Committee decisions, actions, determinations, or interpretations shall be at its sole discretion and shall be final, conclusive and binding on the Company, Employees and all other persons. No Employee or beneficiary has any right to participate in the Plan or to receive an Award or any portion thereof except, and subject to any terms and conditions determined by the Committee, in accordance with the provisions of the Plan.

(b) No member of the Committee shall be personally liable for (i) any action taken in good faith, (ii) any exercise of power given to the Committee under the Plan or (iii) any action of any other member of the Committee.

(c) The Vice President, Human Resources, shall be authorized and empowered (i) to make or cause to be made all necessary calculations and measurements, and (ii) take such other actions as may be necessary to make and maintain the Plan's effectiveness.


SECTION 7.   NON-ASSIGNABILITY AND FORFEITURE

All Awards are contingent until paid and shall not be assignable, transferable or subject to alienation whether voluntarily or by operation of law. The Committee may declare forfeit any unpaid Awards or portions of Awards, if the Committee determines that the Participant has been discharged for cause or has performed an act detrimental to Company interests. Any unpaid Award shall not be subject to forfeiture in the event of death, Total Disability or (except in cases of discharge for cause) retirement under a qualified retirement plan maintained by the Company.

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SECTION 8.   AMENDMENT, SUSPENSION OR TERMINATION

The Committee may suspend, terminate or amend the Plan at any time. Such action shall not alter the amount or payment of any Award made prior to the Plan's amendment, suspension or termination.


SECTION 9.   COMMUNICATION

The Chief Executive Officer shall be authorized and empowered to communicate a description of the Plan to Participants.


SECTION 10.   MISCELLANEOUS PROVISIONS

(a) All Awards shall be paid from the Company general funds and under no circumstance shall a Participant or other person have any interest whatsoever in any particular property or assets of the Company as a result of the Plan or any Award.

(b) Nothing in the Plan or any action taken pursuant to the Plan, shall be construed as a contract of employment, shall confer upon any Employee or Participant any right to continue in the employment of the Company or shall interfere with or restrict in any way the Company's right to discharge any Employee or Participant at any time for any reason, with or without good cause.

(c) Awards shall not be considered compensation for the purpose of any other benefit plan maintained by the Company, except as provided in the Lyondell Petrochemical Company Executive Supplementary Retirement Plan and the Lyondell Petrochemical Company Executive Long Term Disability Plan.

(d) The Company has the right to withhold from an Award or salary or otherwise, any federal, state, local or foreign taxes required to be withheld with respect to payment of any Award.

(e) If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to the Company, or any benefit plan maintained by the Company, then the Company may offset such amount owed to it or such benefit plan against the amount of benefits otherwise distributable. Such determination shall be made by the Vice President, Human Resources.

(f) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

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(g) The Plan shall be binding upon the Company and its successors and assigns.


SECTION 11.  EFFECTIVE DATE

This Plan was first adopted as of January 1, 1989 and is hereby amended and restated effective as of January 1, 1993.


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